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                                                                       EXHIBIT C
                                                                  Conformed Copy

                            Telenor East Invest AS
                                Keysers Gate 13
                                  N-0130 Oslo
                                    Norway

                                                               December 21, 2000

Open Joint Stock Company "Vimpel-Communications"
VimpelCom Finance B.V.
VC Limited

Re:  Primary Agreement; Guarantee Agreement; Purchase Agreement

Gentlemen:

We refer to (i) the Primary Agreement dated as of June 23, 2000 (the "Primary Agreement") between Telenor East Invest AS (the "Purchaser"), VimpelCom Finance B.V. and VimpelCom Finance B.V.'s designees from time to time party thereto,
(ii) the Guarantee Agreement dated as of June 23, 2000 (the "Guarantee") between Open Joint Stock Company "Vimpel-Communications" ("VimpelCom") and the Purchaser, and (iii) the Purchase Agreement dated as of July 28, 2000 (the "Purchase Agreement") between the Purchaser and VC Limited. Unless otherwise defined herein, terms defined in the Primary Agreement are used herein as therein defined.

1. Purchaser has purchased 2,400,532 New ADSs as Option Securities in accordance with the Primary Agreement and the Purchase Agreement (the "Purchased ADSs"). VimpelCom and VC Limited hereby represent that (i) the FCSM has registered the report on the results of the issuance of the shares of common stock of VimpelCom underlying the Purchased ADSs, (ii) the shares of common stock of VimpelCom underlying the Purchased ADSs have been duly deposited, free and clear of all liens and claims of third parties, in accordance with the terms of the Restricted Deposit Agreement dated as of July 25, 2000 between The Bank of New York, as depositary, VimpelCom and owners and beneficial owners of ADSs (which was incorporated by reference in the Initial Deposit Agreement dated as of August 21, 2000 between the same parties), and (iii) assuming that Telenor has not transferred any interest in the Purchased ADSs to any party and that no such interest has arisen by operation of law (unless resulting, directly or indirectly, from actions of VimpelCom or VC Limited), Telenor has good and valid title to the Purchased ADSs.

2. This will confirm that the transactions contemplated by the Primary Agreement and the Purchase Agreement having been consummated, (i) Article 2 of the Primary Agreement, including Article 2 of the Primary Agreement as incorporated by reference into the Purchase Agreement, is hereby terminated and
(ii) notwithstanding anything to the contrary in the Guarantee, VimpelCom need not take any action to obtain a "Central Bank License" within the meaning of such term under the Guarantee.

3. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America, without giving effect to any conflicts of
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laws principles thereof which would result in the application of the laws of another jurisdiction. Section 4.01 of the Guarantee (as between the Purchaser and VimpelCom) and Section 10.10 of the Primary Agreement (as between the Purchaser and the Sellers) are incorporated herein by reference as if set forth in full herein.

4. This agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                             Very truly yours,

                                             TELENOR EAST INVEST AS

                                             By   /s/ Karl Goran Emil Olson
                                                  -------------------------
                                                  Karl Goran Emil Olson
                                                  Attorney-in-Fact

Agreed to and Accepted:


OPEN JOINT STOCK COMPANY
"VIMPEL-COMMUNICATIONS"                      VIMPELCOM FINANCE B.V.


By   /s/ Dmitri Borisovich Zimin             By   /s/ Dmitri Borisovich Zimin
     ---------------------------                  ---------------------------
     Dmitri Borisovich Zimin                      Dmitri Borisovich Zimin
     Chief Executive Officer                      Managing Director


By   /s/ Vladimir Mikhailovich Bychenkov     By   /s/ P.B. Furberg
     -----------------------------------          ----------------
     Vladimir Mikhailovich Bychenkov              P.B. Furberg
     Chief Accountant                             Managing Director


                                             By:  /s/ Henrik Torgersen
                                                  --------------------
                                                  Henrik Torgersen
                                                  Managing Director

VC LIMITED


By   /s/ Elena Shmatova
     ------------------
     Elena Shmatova
     Authorized Representative